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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 1996
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                             TMCI Electronics, Inc.
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             (Exact name of registrant as specified in its charter)

        Delaware                    0-27510                    77-0413814
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(State or other jurisdiction      (Commission                (IRS Employer
           of incorporation)      File Number)             Identification No.)

                        1875 Dobbin Drive, San Jose, CA                 95133
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                    (Address of principal executive offices)          (Zip Code)

  Registrant's telephone number, including are code:  408-272-5700


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ITEM 2. ACQUISITION OF ASSETS


         On November 12, 1996, Touche Electronics, Inc. ("TEI"), a wholly owned subsidiary of TMCI Electronics, Inc. ("TMCI"), acquired the net assets (accounts receivable, inventory, and capital equipment) of the San Jose based Division from Pen Interconnect, Inc.("PII"). The effective date of the acquisition is November 1, 1996. TEI will account for the acquisition as a purchase.

         On November 12, TEI paid PII $3.3 million, which includes $2.0 million in cash and two prime +.5% Promissory Notes in the principal amounts of $500 thousand and $400 thousand, respectively, along with the issuance of common stock valued at $400 thousand to PII. TEI supplied the remaining funds from the initial public offering (IPO) as the cash consideration. TMCI and TEI will, collectively, pay the Promissory Notes over a 48 and 24 month amortized period, respectively.

         PII's San Jose Division is a wire cable and harness manufacturer, producing different types of cable and harness that are used by TEI and other subcontractors in the production of original equipment manufacturer (OEM) products. TEI intends to continue such business, by incorporating it into its wholly owned subsidiary, TEI as a Division.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL FORMATION AND EXHIBITS

         (a) and (b). The financial statements and pro forma financial information are not filed as required as part of this 8-K Report, because such financial statements are not available, but shall be filed not later than 60 days from the date of this report as an amendment.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TMCI Electronics, Inc.
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                                             (Registrant)

Date: November 27, 1996                 /s/ Charles E. Shaw
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                                        Charles E. Shaw
                                        Vice President - Chief Financial Officer


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                                 EXHIBIT INDEX


Exhibit 1.  Asset Purchase Agreement